<br />
POWER OF ATTORNEY<br />
 <br />
The undersigned does hereby make, constitute and appoint<br /> each of Jamison Yardley and Jennifer Lee (and any other<br /> employee, of The Goldman Sachs Group, Inc. (the "Company")<br /> or one of its affiliates, performing the function in<br /> connection with which this Power of Attorney has been<br /> granted designated in writing by one of the<br /> attorneys-in-fact), as her true and lawful attorney-in-fact,<br />
 acting for her in her respective name, place and stead,<br /> whether acting individually or as a representative of<br /> others, to approve, execute and deliver any documentation<br /> required to be made by her under the Securities Exchange<br /> Act of 1934 (as amended, the "Act"), with respect to<br /> securities which may be deemed to be beneficially owned<br /> by her under the Act, such documents to be in such form<br /> as such attorney-in-fact may approve on the undersigned's<br /> behalf, such approval to be conclusively evidenced by<br /> the due execution thereof, and granting unto such<br /> attorney-in-fact full power, including substitution<br /> and resubstitution, and authority to act in the premises<br /> as fully and to all intents and purposes as the<br /> undersigned might or could do in person, and hereby<br /> ratifies, approves and confirms all that such<br /> attorney-in-fact shall lawfully do or cause to be done<br /> by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and<br />
effect until the earlier of (i)<br />
May 23, 2022 and (ii) such time that it is revoked<br /> in writing by the undersigned; provided that in<br /> the event the attorney-in-fact ceases to be an<br /> employee of the Company or its affiliates or<br /> ceases to perform the function in connection<br /> with which he/she was appointed attorney-in-fact<br /> prior to such time, this Power of Attorney shall<br /> cease to have effect in relation to<br /> such attorney-in-fact upon such cessation<br /> but shall continue in full force and effect<br /> in relation to any remaining attorneys-in-fact.<br />
The undersigned has the unrestricted right unilaterally<br /> to revoke this Power of Attorney.

This Power of Attorney shall be governed by, and construed<br />
in accordance with, the laws of the State of New York,<br /> without regard to rules of conflicts of law.<br />
 <br />
IN WITNESS WHEREOF, the undersigned has duly subscribed<br /> these presents as of May 23, 2019.<br />


By: /s/ Jo Natauri<br />
Name: Jo Natauri<br />